UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 12, 2009, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2008.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The press release states that the Company’s normalized funds from operations (“FFO”) for the fourth quarter ended December 31, 2008 were $95.0 million, or $0.66 per diluted common share, as compared to $87.7 million, or $0.66 per diluted common share, for the fourth quarter ended December 31, 2007. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the fourth quarter ended December 31, 2008 was $98.5 million, or $0.69 per diluted common share, as compared to $100.4 million, or $0.75 per diluted common share, for the fourth quarter ended December 31, 2007. The Company’s net income applicable to common shares for the fourth quarter of 2008 was $58.5 million, or $0.41 per diluted common share (including income from discontinued operations of $13.9 million), as compared to $29.4 million, or $0.22 per diluted common share (including income from discontinued operations of $1.0 million), for the comparable period in 2007.

For the year ended December 31, 2008, the Company’s normalized FFO was $383.2 million, or $2.74 per diluted common share, as compared to $330.6 million, or $2.69 per diluted common share, for the year ended December 31, 2007. For the year ended December 31, 2008, NAREIT FFO was $416.0 million, or $2.97 per diluted common share, as compared to $377.7 million, or $3.07 per diluted common share, for the year ended December 31, 2007. For 2008, the Company’s net income applicable to common shares was $226.3 million, or $1.62 per diluted common share (including income from discontinued operations of $44.5 million), as compared to $277.1 million, or $2.25 per diluted common share (including income from discontinued operations of $139.6 million), for 2007.

The press release also states that the Company expects its normalized FFO for the year ending December 31, 2009 to be between $2.55 and $2.65 per diluted share and FAD to be between $2.39 and $2.49 per diluted share. The Company expects its net income for 2009 to be between $1.15 and $1.25 per diluted share.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and its ability to identify, underwrite, consummate, finance and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2008 and for the year ending December 31, 2009; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (o) risks associated with the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (together with its subsidiaries, “Sunrise”), including the timely delivery of accurate property-level financial results for the Company’s properties; (p) factors causing volatility in the Company’s revenues generated by its seniors housing communities managed by Sunrise, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities; (t) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (u) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (v) the impact of any financial, accounting, legal or regulatory issues that may affect Sunrise. Many of these factors are beyond the Company’s control and the control of its management.

Item 7.01.	Regulation FD Disclosure.

Supplemental information regarding the Company’s portfolio of seniors housing and healthcare assets for the quarter ended December 31, 2008 is furnished herewith as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

Item 8.01.	Other Events.

On February 12, 2009, the Company also announced that its Board of Directors declared a regular quarterly dividend of $0.5125 per share, payable in cash on March 31, 2009 to stockholders of record on March 18, 2009.

The Company has appointed Wells Fargo Bank, National Association as transfer agent and registrar for its common stock, effective February 16, 2009.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on February 12, 2009.

99.2	Ventas, Inc. Fourth Quarter 2008 Supplemental Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: February 12, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on February 12, 2009.

99.2	Ventas, Inc. Fourth Quarter 2008 Supplemental Data.